SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       December 1, 1997


                         Champion Financial Corporation
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             (Exact name of registrant as specified in its charter)


          UTAH                        0-19499                    88-0169547
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(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


     9495 East San Salvador Drive, Scottsdale, Arizona               85258
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          (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code          (602) 614-4270
                                                  ------------------------------


         19 Hillsyde Court, Cockeysville, Maryland                   21030
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         (Former name or former address, if changed since last report.)

Item 9.           Sales Of Equity Securities Pursuant To Regulation S.

         On December 4, 1997, Champion Financial Corporation, a Utah corporation (the "Company"), sold U.S. $4,000,000 aggregate principal amount of its 8% Series A Senior Subordinated Convertible Redeemable Debentures due December 31, 1999 (the "Debt"). The Debt was sold in reliance upon Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"). The Notes were sold through London Select Enterprises, Ltd. ("Broker") to Non-U.S. persons pursuant to a Letter Agreement between the Company and Broker dated December 1, 1997 (the "Letter Agreement").

         The Company has also granted the Broker warrants to purchase 1 share of Common Stock for each $10.00 of face amount of Debt placed (i.e., warrants to purchase an aggregate of 400,000 shares), at an exercise price per share of 110% of the closing bid price on the date of the closing of the offering. The warrants are excercisable at any time for a period of 5 years. Under the terms of the Letter Agreement, the Company paid the Broker ten percent (10%) plus a non-accountive expense of two percent (2%) of the gross proceeds paid pursuant to any individual subscription Agreement.

         The Debt is convertible into Common Stock, $.001 par value, of the Company at any time after 45 days following the closing of the offering, unless previously redeemed or repurchased, and is convertible at maturity (December 31, 1999) at the Company's option at a conversion price for each share of Common Stock equal to the lower of (a) 75% of the closing bid price of the Common Stock for the trading day immediately preceding the date of receipt by the Company of notice of conversion or (b) 75% of the closing bid price of the Common Stock for the five (5) days immediately preceding the date of subscription by the Holder, as reported by the National Association of Securities Dealers Electronic Bulletin Board.

         The payment of principal, premium, if any, interest, and any other amounts payable on or in respect of the Debt by the Company is on a subordinated basis in accordance with the terms of the Debenture. The Debt and the Common Stock issuable upon conversion of the Debt have not been registered under the Securities Act, in reliance upon the exemption afforded by Regulation S under the Securities Act. Accordingly, the Debt and the Common Stock issuable upon conversion of the Debt was offered and sold only outside the United States to non-United States investors in reliance upon Regulation S under the Securities Act.

         The foregoing summary of the Letter Agreement, the Debt, the Debenture and the Offshore Securities Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Letter Agreement, the Debenture and the Offshore Securities Subscription Agreement, forms of which are filed as Exhibits to this Current Report on Form 8-K.

                                    EXHIBITS

Exhibit No.

      1.1         Form  of   Letter   Agreement   between   Champion   Financial
                  Corporation and London Select Enterprises, Ltd. Dated December 1, 1997.

      4.1         Form of  Offshore Securities Subscription Agreement

      4.2         Form of Debenture

      4.3         Form of Warrant Certificate





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHAMPION FINANCIAL CORPORATION





Date December 10, 1997                  By  /s/ Paul F. Caliendo
                                          --------------------------------------
                                          Paul F. Caliendo
                                          Its President and Chief Executive
                                          Officer